Exhibit 99.1

American Dairy Closes Private Placement With Sequoia Capital

– Neil N. Shen Appointed to American Dairy’s Board of Directors –

Beijing, China and Los Angeles, California, August 26, 2009 – American Dairy, Inc. (NYSE: ADY) (“American Dairy” or the “Company”), one of the leading producers and distributors of premium infant formula, milk powder and soybean, rice and walnut products in China, closed its previously announced private placement with Sequoia Capital today.  The Company issued 2.1 million shares of common stock to Sequoia Capital for an aggregate purchase price of $63.0 million, which included $47.0 million in cash as well as the conversion of a $16.0 million bridge loan into equity, at the same terms.

In connection with the closing of the transaction, American Dairy’s Board of Directors approved the appointment of Neil N. Shen, Founding and Managing Partner of Sequoia Capital China, to its Board of Directors.  Mr. Shen co-founded Ctrip, a NASDAQ-listed travel consolidator in China, and served as its Chief Financial Officer from 2000 to October 2005 and as its President from August 2003 to October 2005.  He also co-founded Home Inns and Hotels Management (“Home Inns”), a NASDAQ-listed, leading economy hotel chain in China.  Prior to founding Ctrip and Home Inns, Mr. Shen had worked for more than eight years in the investment banking industry in New York and Hong Kong.  Currently, Mr. Shen is a Co-Chairman of Home Inns, a director of Ctrip and a director of E-House (China) Holdings Limited, an NYSE-listed leading real estate service company in China.  He is also an independent director of Focus Media Holding Limited, a NASDAQ-listed media advertising company based in China, and a director of a number of privately owned companies based in China.  Mr. Shen received his bachelor’s degree from Shanghai Jiao Tong University in China and his master’s degree from the School of Management at Yale University.

About American Dairy, Inc.
American Dairy, Inc. (NYSE: ADY) is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in the People's Republic of China. American Dairy conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Baiquan, Gannan, Longjiang, Shanxi, and Langfang. Using proprietary processing techniques, American Dairy makes products that are specially formulated for particular ages, dietary needs and health concerns. American Dairy has over 200 company-owned milk collection stations, two dairy farms, six production facilities with an aggregate milk powder production capacity of approximately 1,220 tons per day and an extensive distribution network that reaches over 80,000 retail outlets throughout China. For more information about American Dairy, please visit http://www.americandairyinc.com.

About Sequoia Capital
Since 1972, Sequoia Capital, a leading private investment partnership, has provided early stage and growth stage venture capital for very smart founders and executives who have turned great ideas into sustainable companies of enduring value. As the "Entrepreneurs Behind the Entrepreneurs," Sequoia Capital's Partners have worked with accomplished innovators and operators who built great franchises such as Agile Software, Apple Computer, Aruba Wireless Networks, Cisco Systems, Flextronics, Google, Informix, Isilon Systems, Linear Technology, LSI Logic, Microchip, NetScaler, NetScreen, Network Appliance, nVidia, Oracle, PayPal, Pixelworks, Yahoo!, YouTube, Aruba Networks and Netezza. To learn more about Sequoia Capital visit www.sequoiacap.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking information about the Company’s operating results and business prospects that involve substantial risks and uncertainties.  Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “could,” “would,” and similar expressions.  Because these forward-looking statements are subject to a number of risks and uncertainties, the Company’s actual results could differ materially from those expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, quarterly report on Form 10-Q for its second quarter in 2009, and in current reports on Form 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.  The Company assumes no obligation to update any such forward-looking statements.

CONTACT
Integrated Corporate Relations, Inc.
In the United States: Ashley Ammon: 1-203-682-8200
In China: Wei-Jung Yang: 86-10-6599-7968